Exhibit 99(i)

news release	Great Lakes Chemical Corporation 9025 North River Road, Suite 400 Indianapolis, IN 46240 USA Telephone: (1) 317 715 3000 Facsimile: (1) 317 715 3060 www.greatlakes.com

FOR IMMEDIATE RELEASE (Issued October 22, 2003)

GREAT LAKES ANNOUNCES THIRD QUARTER 2003 RESULTS

Provides Details on Restructuring Actions

Free Cash Flow Exceeds $70 million Driven by Aggressive Working Capital Reductions

INDIANAPOLIS, INDIANA—Great Lakes Chemical Corporation (NYSE:GLK) today announced third quarter 2003 net sales from continuing operations of $375.3 million, a 4% increase, compared to $360.6 million reported in the corresponding period last year. Excluding the positive effects of acquisitions and foreign currency translation, net sales decreased 4% during third quarter 2003.

Great Lakes reported a loss from continuing operations of $(15.9) million, or $(.31) per share, for third quarter 2003, compared to income of $13.7 million, or $.27 per share, for the third quarter last year. In the third quarter 2003, the Company recognized after-tax restructuring charges and certain other significant items totaling $43.0 million, or $.84 per share after tax. The charges relate primarily to a restructuring plan that includes a series of manufacturing consolidations, cost reductions, and other steps. The asset impairments, restructuring charges, and certain other significant items are described in greater detail in the notes to the accompanying consolidated statements of operations.

During the third quarter, Great Lakes also received final notification from the Internal Revenue Service of a favorable ruling on certain income tax issues related to the Company’s federal income tax filings. As a result of this decision and through evaluation of its remaining reserves, the Company released $27.5 million, or $.54 per share, of tax benefit to earnings.

Adjusted income (loss) from continuing operations, which excludes the asset impairments, restructuring charges, and other significant items in both periods and the income tax reserve release in 2003, amounted to a loss of $(0.4) million, or $(.01) per share for third quarter 2003, compared to income of $12.8 million, or $.25 per share, for the corresponding period last year.

A loss from discontinued operations amounted to $(11.1) million, or $(.23) per share, in the third quarter. Included in these results is an after-tax charge of $10.9 million, or $.22 per share, relating to the impairment of certain long-lived assets. Including discontinued operations, Great Lakes reported a net loss for the third quarter 2003 of $(27.0) million, or $(.54) per share, compared to $13.0 million, or $.25 per share, for the same period in 2002.

Third quarter free cash flow from continuing operations was $73.5 million—notable considering that a $10 million discretionary cash contribution was made to the Company’s U.S. defined benefit retirement plan in third quarter. Free cash flow is defined as net cash from operating activities less capital expenditures.

— more —

Mark Bulriss, Great Lakes chairman, president, and chief executive officer, commented, “The length and severity of the manufacturing downturn has presented a significant challenge for our industrial businesses, particularly Polymer Additives. We continue to take decisive and targeted actions to improve our financial performance and grow our Specialty Products business.”

Bulriss highlighted the following actions in the third quarter:

•	Great Lakes implemented a series of cost reduction initiatives in July and September 2003 that will provide pre-tax savings of approximately $30 million over the next twelve months. These initiatives target those parts of the company facing the greatest economic challenges and where the greatest opportunities exist to eliminate unsustainable cost structures and improve productivity and efficiency.
•	The Company entered into a long-term strategic sourcing agreement for elemental bromine and certain bromine derivatives from Dead Sea Bromine Ltd., securing access to the world’s largest bromine manufacturing complex and most easily accessible bromine reserves.
•	The Company expanded its consumer products portfolio with the acquisition of A&M Cleaning Products and its line of Greased LightningTM and Orange BlastTM multipurpose cleaners in July. This acquisition was funded entirely by free cash flow generated in the quarter.
•	The Company’s aggressive action to lower inventory levels helped contribute to the very strong free cash flow performance in the quarter, although it was estimated to have the effect of reducing earnings by roughly $.20 per share.

Bulriss concluded, “While we are intensely focused on reducing costs, we remain dedicated to the strategies that drive our top-line growth. Our commitment to our customers, shareholders, and employees has never been stronger. We will continue to take actions we deem necessary to make Great Lakes a stronger company.”

Business Unit Performance — Continuing Operations
(Adjusted for Asset Impairments, Restructuring Charges and Certain Other Significant Items)

Net sales for the Specialty Products business totaled $166.0 million in the third quarter, 18% higher than the corresponding period a year ago. The acquisitions of Lime-O-Sol (The Works® household cleaners) and A&M Cleaning Products (Greased LightningTM and Orange BlastTM multipurpose cleaners), volume growth from new products, and a stronger euro against the U.S. dollar drove the increase. Operating income declined $1.6 million from $19.8 million to $18.2 million as the benefits of higher sales volumes and the acquisitions were more than offset by higher raw material and energy costs, inventory reduction efforts during the quarter, and a less favorable sales mix.

Third quarter 2003 net sales for the Polymer Additives business decreased 5% to $184.8 million, from $194.2 million in 2002. The positive effects of foreign currency translation helped to partially offset an overall decrease in volume as demand softened across all major geographic regions. The operating loss in the third quarter reflects the lower sales, persistently high raw material and energy costs, and steps taken to lower inventory levels during the quarter.

— more —

Net sales in the third quarter 2003 for the Performance Chemicals business decreased from $25.4 million in 2002 to $24.5 million largely due to lower selling prices in the fluorine business. Operating income declined to $3.7 million in the third quarter 2003 from $5.7 million a year ago, reflecting the lower selling prices and higher marketing and R&D costs. On a sequential quarter basis, operating income improved slightly.

Nine Month Results

For the first nine months of 2003, the Company reported net sales from continuing operations of $1,126.0 million, a 5% increase, compared to $1,074.1 million in the same period last year. Income from continuing operations, before the cumulative effect of an accounting change for the first nine months, was $1.9 million, or $.04 per share, versus $40.9 million, or $.81 per share, for the corresponding period last year. Adjusted income from continuing operations for the first nine months of 2003 amounted to $15.6 million, or $.31 per share, compared to $41.4 million, or $.82 per share, for the same period last year. Including the results of discontinued operations and the cumulative effect adjustment, Great Lakes reported a net loss for the first nine months of 2003 of $(8.9) million, or $(.18) per share, compared to $117.4 million, or $2.33 per share, for the corresponding period last year.

Investor Conference Call

Great Lakes will host a conference call to discuss its third quarter 2003 earnings on October 23, 2003, at 1:00 p.m. ET / 12:00 noon CT / 11:00 a.m. MT / 10:00 a.m. PT. The conference call will also be simultaneously web cast from the Financial Events page of the Great Lakes web site (www.greatlakes.com).

Forward Looking Statement and non-GAAP Financial Measurements

This press release contains forward-looking statements involving risks and uncertainties that affect the company’s expectations as discussed in Great Lakes Chemical Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, there is no assurance the company’s expectations will be realized.

This release also contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, including adjusted operating income (loss) and adjusted income (loss) from continuing operations. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

# # #

Great Lakes Chemical Corporation is the world’s leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppression, and performance chemicals. The stock of the company is traded on the New York Stock Exchange (NYSE:GLK).

CONTACT:	Jeff Potrzebowski – Analysts Wendy Chance – Media (1) 317 715 3027

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Three Months Ended September 30			Three Months Ended September 30
	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)	2002 (GAAP Basis)	Charges (A)	2002 (Adjusted)

Net Sales	$ 375.3	$ -	$ 375.3	$ 360.6	$ -	$ 360.6

Operating Expenses
Costs of products sold	315.1	(10.6)	304.5	276.6	-	276.6
Selling, general and administrative expenses	70.2	(7.9)	62.3	54.3	-	54.3
Asset impairments	43.8	(43.8)	-	(0.4)	0.4	-

Total Operating Expenses	429.1	(62.3)	366.8	330.5	0.4	330.9

Operating Income (Loss)	(53.8)	62.3	8.5	30.1	(0.4)	29.7

Interest Income (Expense) - net	(6.4)	-	(6.4)	(6.2)	-	(6.2)
Other Income (Expense) - net	(2.7)	-	(2.7)	(4.3)	(0.6)	(4.9)

Income (Loss) from Continuing Operations
before Income Taxes	(62.9)	62.3	(0.6)	19.6	(1.0)	18.6

Income Taxes (Credits)	(47.0)	46.8	(0.2)	5.9	(0.1)	5.8

Income (Loss) from Continuing Operations	$ (15.9)	$ 15.5	$ (0.4)	$ 13.7	$ (0.9)	$ 12.8

Discontinued Operations:
Income (Loss) from Discontinued Operations,
net of income taxes of $(4.8) and $(0.2),
respectively	$ (11.1)		$ (11.1)	$ (0.7)		$ (0.7)

Net Income (Loss)	$ (27.0)		$ (11.5)	$ 13.0		$ 12.1

Earnings (Loss) per Share - Basic and Diluted:

Income (Loss) from Continuing Operations	$ (0.31)		$ (0.01)	$ 0.27		$ 0.25
Income (Loss) from Discontinued Operations	(0.23)		(0.23)	(0.02)		(0.02)

Net Income (Loss)	$ (0.54)		$ (0.24)	$ 0.25		$ 0.23

Average Shares Outstanding:
Basic	50.6		50.6	50.2		50.2
Diluted	50.6		50.6	50.3		50.3

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Three Months Ended September 30			Three Months Ended September 30
	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)	2002 (GAAP Basis)	Charges (A)	2002 (Adjusted)

Net Sales to External Customers:
Polymer Additives	$ 184.8	$ -	$ 184.8	$ 194.2	$ -	$ 194.2
Specialty Products	166.0	-	166.0	140.0	-	140.0
Performance Chemicals	24.5	-	24.5	25.4	-	25.4
Corporate and Other	-	-	-	1.0	-	1.0

Net Sales	$ 375.3	$ -	$ 375.3	$ 360.6	$ -	$ 360.6

Operating Income (Loss):
Polymer Additives	$ (55.9)	$ 51.7	$ (4.2)	$ 12.0	$ (0.4)	$ 11.6
Specialty Products	17.3	0.9	18.2	19.8	-	19.8
Performance Chemicals	(1.0)	4.7	3.7	5.7	-	5.7
Corporate and Other	(14.2)	5.0	(9.2)	(7.4)	-	(7.4)

Operating Income (Loss)	$ (53.8)	$ 62.3	$ 8.5	$ 30.1	$ (0.4)	$ 29.7

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (loss) from Continuing Operations to provide Adjusted Income (loss) from Continuing Operations. The impacts of these excluded charges (credits) are summarized below.

	2003	2002
Change in useful life of enterprise software (Corporate)	$ 4.8	$ -
Restructuring charges	13.6	-
Asset Impairments	43.8	-
Other non-operational costs (Specialty Products)	0.1	-
Adjustments to restructuring reserves for charges taken in prior years	-	(0.4)

Charges excluded from operating income (loss)	62.3	(0.4)
Litigation and other settlements	-	(2.7)
Impairments of non-productive assets	-	2.1

Total charges excluded from income (loss) from
continuing operations before Income Taxes	62.3	(1.0)

Income taxes (credits)	(19.3)	0.1
Income tax reserve release	(27.5)	-

Total charges (credits)	$ 15.5	$ (0.9)

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Nine Months Ended September 30			Nine Months Ended September 30
	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)	2002 (GAAP Basis)	Charges (A)	2002 (Adjusted)

Net Sales	$ 1,126.0	$ -	$ 1,126.0	$ 1,074.1	$ -	$ 1,074.1

Operating Expenses
Costs of products sold	904.4	(10.6)	893.8	817.0	1.5	818.5
Selling, general and administrative expenses	188.5	(6.4)	182.1	162.9	0.4	163.3
Asset impairments	43.8	(43.8)	-	3.2	(3.2)	-

Total Operating Expenses	1,136.7	(60.8)	1,075.9	983.1	(1.3)	981.8

Operating Income (Loss)	(10.7)	60.8	50.1	91.0	1.3	92.3

Interest Income (Expense) - net	(19.8)	-	(19.8)	(21.8)	-	(21.8)
Other Income (Expense) - net	(6.6)	(1.1)	(7.7)	(9.9)	(0.6)	(10.5)

Income (Loss) from Continuing Operations
before Income Taxes and Cumulative
Effect ofAccounting Change	(37.1)	59.7	22.6	59.3	0.7	60.0

Income Taxes (Credits)	(39.0)	46.0	7.0	18.4	0.2	18.6

Income (Loss) from Continuing Operations before
Cumulative Effect of Accounting Change	$ 1.9	$ 13.7	$ 15.6	$ 40.9	$ 0.5	$ 41.4

Discontinued Operations:
Income (Loss) from Discontinued Operations,
net of income taxes of $(3.2) and $49.0,
respectively	$ (7.5)		$ (7.5)	$ 76.5		$ 76.5

Income (Loss) before Cumulative Effect of
Accounting Change	$ (5.6)		$ 8.1	$ 117.4		$ 117.9

Cumulative Effect of Accounting Change,
net of income taxes	(3.3)		(3.3)	-		-

Net Income (Loss)	$ (8.9)		$ 4.8	$ 117.4		$ 117.9

Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ 0.04		$ 0.31	$ 0.81		$ 0.82
Discontinued Operations	(0.15)		(0.15)	1.52		1.52

	(0.11)		0.16	2.33		2.34
Cumulative Effect of Accounting Change	(0.07)		(0.07)	-		-

Net Income (Loss)	$ (0.18)		$ 0.09	$ 2.33		$ 2.34

Average Shares Outstanding:
Basic	50.3		50.3	50.2		50.2
Diluted	50.3		50.3	50.3		50.3

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Nine Months Ended September 30			Nine Months Ended September 30
	2003 (GAAP Basis)	Charges (A)	2003 (Adjusted)	2002 (GAAP Basis)	Charges (A)	2002 (Adjusted)

Net Sales to External Customers:
Polymer Additives	$ 558.0	$ -	$ 558.0	$ 550.8	$ -	$ 550.8
Specialty Products	492.3	-	492.3	443.4	-	443.4
Performance Chemicals	75.7	-	75.7	81.8	-	81.8
Corporate and Other	-	-	-	(1.9)	-	(1.9)

Net Sales	$ 1,126.0	$ -	$ 1,126.0	$ 1,074.1	$ -	$ 1,074.1

Operating Income (Loss):
Polymer Additives	$ (53.0)	$ 51.7	$ (1.3)	$ 27.3	$ 1.6	$ 28.9
Specialty Products	68.1	2.0	70.1	73.1	-	73.1
Performance Chemicals	8.9	1.6	10.5	19.1	-	19.1
Corporate and Other	(34.7)	5.5	(29.2)	(28.5)	(0.3)	(28.8)

Operating Income (Loss)	$ (10.7)	$ 60.8	$ 50.1	$ 91.0	$ 1.3	$ 92.3

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (loss) from Continuing Operations to provide Adjusted Income (loss) from Continuing Operations. The impacts of these excluded charges (credits) are summarized below.

	2003	2002
Severence and lease costs (Specialty Products)	$ 0.8	$ -
Severence costs (Corporate)	0.3	-
Headquarter relocation (Specialty Products and
Corporate)	0.5	-
Litigation settlement (Performance Chemicals)	(3.1)	-
Change in useful life of enterprise softare (Corporate)	4.8	-
Restructuring charges	13.6	-
Asset Impairments	43.8	-
Other non-operational costs (Specialty Products)	0.1	-
Adjustments to restructuring reserves for charges taken in prior years	-	1.3

Charges excluded from operating income (loss)	60.8	1.3

Litigation and other settlements	(1.1)	(2.7)
Impairments of Non-productive assets	-	2.1

Total charges excluded from income (loss) from
continuing operations before Income Taxes	59.7	0.7

Income taxes (credits)	(18.5)	(0.2)
Income tax reserve release	(27.5)	-

Total charges (credits)	$ 13.7	$ 0.5

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Balance Sheets
(millions)

	September 30, 2003	December 31, 2002
	(unaudited)
ASSETS

Cash and cash equivalents	$ 173.7	$ 259.1
Accounts and notes receivable	266.7	262.2
Inventories	242.3	252.2
Prepaid expenses	30.5	33.2
Deferred income taxes	7.8	6.4
Current assets held for sale from discontinued operations	24.7	34.0

Total current assets	745.7	847.1

Plant and equipment	1,261.3	1,325.8
Less allowances for depreciation, depletion and amortization	(690.5)	(704.2)

Net plant and equipment	570.8	621.6
Goodwill	209.1	143.6
Intangible assets	66.0	33.0
Investments in and advances to unconsolidatd affiliates	22.7	27.2
Other assets	26.9	21.6
Deferred income taxes	7.4	3.5
Non-current assets held for sale from discontinued operations	1.2	20.1

	$ 1,649.8	$ 1,717.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 148.1	$ 165.9
Accrued expenses	125.5	117.0
Income taxes payable	64.1	108.3
Dividends payable	4.5	4.5
Notes payable and current portion of long-term debt	9.1	8.0
Current liabilities held for sale from discontinued operations	-	14.5

Total current liabilities	351.3	418.2

Long-term debt, less current portion	429.6	432.6
Other non-current liabilities	95.6	103.1
Non-current liabilities held for sale from discontinued operations	11.7	12.1
Minority interests	6.4	6.0

STOCKHOLDERS' EQUITY

Common stock, $1 par value, authorized 200.0 shares, issued 73.0 shares	73.0	73.0
Additional paid-in capital	125.2	133.7
Retained earnings	1,660.2	1,682.7
Treasury stock, at cost, 22.5 and 22.8 shares for 2003 and 2002, respectively	(1,037.2)	(1,054.5)
Accumulated other comprehensive loss	(66.0)	(89.2)

Total stockholders' equity	755.2	745.7

	1,649.8	1,717.7

Condensed Statements of Cash Flows (GAAP Basis)
(millions)
(unaudited)

	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002

OPERATING ACTIVITIES
Net Income	$ (8.9)	$ 117.4
Adjustments to reconcile net income to net cash provided by
operating activities - continuing operations:
Discontinued operations	7.5	(76.5)
Cumulative effect of accounting change	3.3	-
Asset impairments	43.8	3.2
Income tax reserve release	(27.5)	-
Depreciation and depletion	65.9	57.6
Amortization of intangibles	3.9	2.5
Effect of working capital changes, excluding cash and cash equivalents	(13.7)	(46.9)
Other operating activities, net	(7.3)	18.7

Net Cash Provided by Operating Activities	67.0	76.0

INVESTING ACTIVITIES
Plant and equipment additions	(44.1)	(47.9)
Business combinations, net of cash acquired	(105.7)	-
Other investing activities, net	3.8	11.9

Net Cash Used for Investing Activities - Continuing Operations	(146.0)	(36.0)

FINANCING ACTIVITIES
Net proceeds from (repayments on) borrowings	(1.6)	(70.9)
Cash dividends paid	(13.6)	(12.0)
Other financing activities, net	4.4	(1.2)

Net Cash Used for Financing Activities - Continuing Operations	(10.8)	(84.1)

Net Cash (Used for) Provided by Discontinued Operations	(1.1)	219.5
Effect of Exchange Rate Changes on Cash and Cash Equivalents	4.4	1.1

(Decrease) Increase in Cash and Cash Equivalents	(86.5)	176.5
Change in Cash and Cash Equivalents - Discontinued Operations	1.1	0.1
Cash and Cash Equivalents at Beginning of Year	259.1	55.5

Cash and Cash Equivalents at End of Period	$ 173.7	$ 232.1

Reconciliation of Free Cash Flow (1)	Six Months Ended June 30, 2003	Nine Months Ended September 30, 2003	Change During Third Quarter 2003
Net cash (used for) provided by operating activities
- continuing operations	$ (20.7)	$ 67.0	$ 87.7
Plant and Equipment additions	(29.9)	(44.1)	(14.2)

Free Cash Flow - Continuing Operations	$ (50.6)	$ 22.9	$ 73.5

	Six Months Ended June 30, 2002	Nine Months Ended September 30, 2002	Change During Third Quarter 2002
Net cash used for operating activities - continuing operations	$ (1.8)	$ 76.0	$ 77.8
Plant and Equipment additions	(32.6)	(47.9)	(15.3)

Free Cash Flow - Continuing Operations	$ (34.4)	$ 28.1	$ 62.5